James C. Bastian, Jr.
Mark Bradshaw
Lynda T. Bui
Franklin J. Contreras, Jr.
Evan W. Granowitz
Ronald S. Hodges
Robert E. Huttenhoff
J. Ronald Ignatuk
John Mark Jennings
Manijha Kadir
Irena Leigh Norton
Paul S. Ocampo
Gary A. Pemberton
Michael J. Petersen
Michael J. Sarrao
Leonard M. Shulman
________

Of Counsel to the Firm
Richard A. Hayes
Richard A. Marshack
Robert D. Rowlett
A. Lavar Taylor

FOR IMMEDIATE RELEASE

Dated:  May 5, 2005
Contacts: Leonard M. Shulman, Esq. or Mark Bradshaw, Esq.
(949) 340-3400

COMPOSITE TECHNOLOGY CORPORATION FILES FOR
CHAPTER 11 PROTECTION TO ADDRESS LITIGATION CLAIMS

Irvine, California (May 5, 2005) - - Composite Technology Corporation (CTC) (OTC Bulletin Board: CPTC), a leading developer of high-performance composite core cables for electric transmission and distribution lines, today announced that it plans to reorganize under Chapter 11 of the U.S. Bankruptcy Code. The filing, made voluntarily today in the U.S. Bankruptcy Court for the Central District of California, will enable CTC to continue to develop, produce and market its innovative and cost effective composite core electrical conductor to the utility industry. CTC’s strategic partners have indicated their continued support throughout this voluntary reorganization. “CTC’s plans to immediately submit a plan of reorganization providing for payment in full (100%) to unsecured creditors including honoring and adhering to the material provisions of its debenture holder agreements,” said Leonard M. Shulman of Shulman Hodges & Bastian LLP in Foothill Ranch, California, CTC’s bankruptcy counsel.

CTC’s bankruptcy is motivated solely to resolve several litigation matters relating to claims demanding certain CTC stock for alleged services and performance under certain subscription agreements. Although CTC remains steadfast in opposing these claims, the ongoing cost of litigation in diverse jurisdictions necessitates the consolidation of these cases into a single forum. “Although CTC’s financial condition remains strong, this litigation must be resolved so that CTC may continue to grow and implement its goals,” said CTC’s Chairman and CEO Benton Wilcoxon. “We have chosen to file this litigation-driven Chapter 11 to allow the Company’s management to devote its full resources to the production and marketing of our products, rather than the demands and concerns created by litigation events that the company believes are merely extortionate claims made by those parties that have not contributed real value to the company. Given the unknown consequences of litigation which might have endangered our ability to continue as a company, we have sought protective measures. We are confident that our product sales will move forward and allow us to achieve our objectives and that our strategic partners understand that this reorganization will allow us to focus on introducing our key ACCC cable product to an industry that is in great need of a good solution to an overloaded electrical grid system.”

26632 Towne Centre Drive, Suite 300, Foothill Ranch, CA 92610 • Tel: 949.340.3400 • Fax: 949.340.3000
3750 University Avenue, Suite 670, Riverside, CA 92501 • Tel: 951.275.9300 • Fax: 951.275.9303

Composite Technology Corporation May 5, 2005 Page 2

Mr Wilcoxon stressed: “Our relationships with our customers, suppliers, strategic partners, and shareholders remain our primary focus which should allow us to achieve the objectives of building the company as well as building shareholder value.”

As a demonstration of its commitment to move quickly through the bankruptcy process and to commence payments to its creditors, CTC plans to file its Chapter 11 disclosure statement and reorganization plan as well as numerous procedural and substantive motions concurrently with the filing of its bankruptcy petition. CTC has taken swift action to maximize the value of its business for all creditors and interest holders. Consequently, CTC is optimistic that it will confirm its plan of reorganization and emerge from bankruptcy within 90 to 120 days.

During the bankruptcy proceeding, CTC will be operating in a “business as usual fashion” paying its post-bankruptcy debts as they become due and timely servicing its customers’ needs.

CTC is an Irvine, CA-based company providing high performance advanced composite core conductor cables for electric transmission and distribution lines. The proprietary new ACCC cable transmits two times more power than comparably sized conventional cables in use today. ACCC can solve high-temperature line sag problems, can create energy savings through less line losses, and can easily be retrofitted on existing towers to upgrade energy throughput. ACCC cables allow transmission owners, utility companies, and power producers to easily replace transmission lines without modification to the towers using standard installation techniques and equipment, thereby avoiding the deployment of new towers and establishment of new rights-of-way that are costly, time consuming, controversial and may impact the environment. See: www.compositetechcorp.com.

This press release may contain forward-looking statements, as defined in the Securities Reform Act of 1995 (the “Reform Act”).  The safe harbor for forward-looking statements provided to companies by the Reform Act does not apply to Composite Technology Corporation (Company). However, actual events or results may differ from the Company’s expectations on a negative or positive basis and are subject to a number of known and unknown risks and uncertainties including, but not limited to, competition with larger companies, development of and demand for a new technology, risks associated with a startup company, risks associated with international transactions, general economic conditions, availability of funds for capital expenditure by customers, availability of timely financing, cash flow, timely delivery by suppliers, or the Company’s ability to manage growth. Other risk factors attributable to the Company’s business segment may affect the actual results achieved by the Company and are included in the Company’s Annual Report filed with the Commissioner on Form 10KSB for fiscal year ended September 30, 2004.